CONFIDENTIAL DRAFT


                                                   FINAL - APPROVED MAY 26, 2006

                                                                    CONFIDENTIAL
                                                           FOR INTERNAL USE ONLY
                                                               DO NOT DISTRIBUTE


                              2006 PROXY STATEMENT


          FOR USE ON MEDIA CALLS BETWEEN MAY 26, 2006 AND JULY 19, 2006


                                     SUMMARY

PURPOSE OF THE PROXY
Shareholders are being asked to:
     *  Re-elect trustees
     *  Approve plans of reorganization

The reorganizations would benefit the Funds by achieving operational efficiencies and cost savings through reductions in future reporting, filing, and proxy costs, as well as reductions in costs associated with the Funds' administration.

PROPOSALS
PROPOSAL 1 - Re-elect Trustees
     * The Board of Trustees has adopted a policy that each Trustee be elected or re-elected at least once every five years.

     * The last time the Board of Trustees was presented to shareholders for election was July 2001, so it is now time to present the Board of Trustees to shareholders for re-election.

PROPOSAL 2 - Approve Plans of Reorganization
     * Shareholders are being asked to approve plans of reorganization for the existing Funds (except the Florida Tax-Free Income Fund and the Florida Tax-Free Money Market Fund).

     * The USAA family of funds currently consists of 39 mutual funds. Each Fund is a series of one of four legal entities: USAA Mutual Fund, Inc., USAA Tax Exempt Fund, Inc., USAA Investment Trust, and USAA Mutual Funds Trust (formerly USAA State Tax-Free Trust). USAA Mutual Fund, Inc., and USAA Tax Exempt Fund, Inc. are each organized as Maryland corporations. USAA Investment Trust and USAA Mutual Funds Trust are organized as a Massachusetts business trust and a Delaware statutory trust, respectively. To date, each of these four entities has been governed by boards of directors or boards or trustees comprised of the same individuals for financial and operational efficiencies.

     * Because shareholders of the Florida Tax-Free Income Fund and the Florida Tax-Free Money Market Fund are already Funds of USAA Mutual Funds Trust, they are not required to vote on a reorganization, and they are entitled to vote only on Proposal 1.

ELIGIBLE TO VOTE

     * Shareholders of record of each Fund as of the close of business on May 26, 2006, are entitled to vote at the shareholder meeting or any adjournment thereof.

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

     * It is expected that the Notice of Special Meeting, the proxy card, the proxy summary, and the proxy statement will be mailed to shareholders of record on or about May 26, 2006.

SHAREHOLDER MEETING
Wednesday, July 19, 2006, at 2 p.m. CT in the McDermott Auditorium of the USAA Building.

MORE INFORMATION: Shareholders of record date had a proxy statement and proxy card mailed to them. Copies of the final proxy statement are available for free at the SEC's website at WWW.SEC.GOV

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

                           DETAILS ABOUT THE PROPOSALS

--------------------------------------------------------------------------------
PROPOSAL 1
ELECTION OF BOARD OF DIRECTORS
--------------------------------------------------------------------------------

FUNDS AFFECTED
     *  All Funds

PROPOSAL
     *  Re-elect the five Trustees of each Fund.

WHY?
     * The Board of Trustees has adopted a policy that each Trustee be elected or re-elected at least once every five years. The last time the Board of Trustees was presented to shareholders for election was July 2001, so it is now time to present the Board of Trustees to shareholder for re-election.

     * Each of the five nominees currently serves on the Funds' Board of Trustees and was elected or re-elected in 2001.

WHO ARE THE CURRENT TRUSTEES?
     *  INDEPENDENT TRUSTEES*
          o  Richard A. Zucker
          o  Barbara B. Dreeben
          o  Robert L. Mason, Ph.D.
          o  Michael F. Reimherr

     *  MANAGEMENT TRUSTEE
          o  Christopher W. Claus

          * Dr. Laura Starks recently resigned from the Board of Trustees.

APPROVAL
     * The nominees for Trustees of the Funds receiving the vote of a plurality of the outstanding voting shares of each of the four Companies and Trusts cast at a meeting shall be elected, provided a quorum is present.

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

--------------------------------------------------------------------------------
PROPOSAL 2
APPROVE PLANS OF REORGANIZATION
--------------------------------------------------------------------------------

FUNDS AFFECTED
     * All Funds (except for the Florida Tax-Free Income Fund and the Florida Tax-Free Money Market Fund).

PROPOSAL
     * Organize all Funds under the same legal entity (USAA Mutual Funds Trust, formerly known as USAA State Tax-Free Trust) that is subject to the same state law (Delaware), the same governing documents, and the same legal requirements regarding the operation of each Fund.

     * The primary purposes of the proposed Reorganizations are to seek future economies of scale and to eliminate certain costs, some of which are paid by the Funds, associated with operating four different legal entities organized in three different states, each of which has different fundamental investment restrictions.

     * On April 19, 2006, the Board of each existing Fund, except the Florida Tax-Free Income Fund and the Florida Tax-Free Money Market Fund (each an Existing Fund), approved a series of initiatives that are designed to streamline and modernize the operations of the Existing Funds by organizing all of the USAA family of funds into one legal entity, leaving all Funds (New Funds) subject to one state law and one set of governing documents.

     * After the reorganizations there will be one legal entity (USAA Mutual Funds Trust) operating under one uniform set of legally required investment restrictions.

WHY?
     * Currently, the USAA family of funds are organized under four different legal entities subject to three different state laws that have different governing documents and requirements for, among other things, shareholder meetings and shareholder approval.

     * The primary purpose of the proposed reorganizations is to seek future economies of scale and to eliminate certain costs associated with operating four different legal entities organized in three different states.

     * Also, the reorganization will permit the funds to develop uniform and modern fundamental investment restrictions to seek additional efficiency of operations.

APPROVAL
     * Shareholders of each Fund are being asked to vote separately. By voting "FOR" Proposal 2, shareholders of a Fund will effect all the actions that are applicable to that Fund.

     * Approval of Proposal 2 will require the "yes" vote of a "majority of the outstanding voting securities," as provided in the 1940 Act, of the following Funds: Balanced Strategy Fund, Cornerstone Strategy Fund, Growth and Tax Strategy Fund, Emerging Markets Fund, Precious Metals and Minerals Fund, International Fund, World Growth Fund, GNMA Trust, and Treasury Money Market Trust.

     * Approval of Proposal 2 will require the "yes" vote of a "majority of the aggregate number of shares entitled to vote: for all other Existing Funds entitled to vote on Proposal 2.

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

IF APPROVED, THE REORGANIZATIONS WILL HAVE THE FOLLOWING EFFECTS WITH RESPECT TO THE NEW FUNDS:

     1. If elected, the same Trustees nominated for re-election in Proposal 1 will serve as Trustees for the New Funds.

     2. The New Funds will enter into investment advisory agreements with IMCO that are substantially similar to the agreements currently in place with respect to the Existing Funds, except that, as discussed below, there will be changes to the Lipper Indexes used to compute the performance adjustment for three of the New Funds, a provision will be added permitting the Board to change a New Fund's benchmark without shareholder approval, there will be a change to the advisory and transfer agency fees of one of the New Funds, and, similar to the equity funds, there will be a change to permit IMCO to implement a manager-of managers structure for all Funds in the USAA family of funds.

     3. IMCO will enter into subadvisory agreements on behalf of the New Funds with the current subadvisers of the Existing Funds that are substantially identical to the agreements currently in place with respect to the Existing Funds.

     4. The investment objective(s) of each New Fund will be classified as non-fundamental, meaning that the Board of the New Funds may change the investment objective(s) in light of market circumstances or other events, without shareholder approval.

     5. The investment objective of the New Funds corresponding to the First Start Growth Fund, the International Fund, and the Precious Metals and Minerals Fund will be revised.

     6. The classification of the New Funds corresponding to the Aggressive Growth Fund and the Precious Metals and Minerals Fund will be changed to non-diversified.

     7. The New Funds will adopt more modernized and streamlined fundamental investment restrictions than those currently in effect for the Existing Funds.

     8. The Lipper Indexes used to compute the performance adjustment for the New Funds corresponding to the Capital Growth Fund, the First Start Growth Fund, and the Growth and Tax Strategy Fund will be changed to a Lipper Index that is more appropriate to the investment strategies of each of the Existing Funds.

     9. Under the new advisory agreement for all Funds in the USAA family of funds, IMCO will have the ability to hire, replace, or terminate subadvisers with Board approval alone. IMCO does not have any present intention to hire subadvisers to manage the day-to-day activities of the Precious Metals and Minerals Fund, or any fixed income or money market fund.

     10. The transfer agency fee of the New Fund corresponding to the Aggressive Growth Fund will be reduced and the average net asset breakpoints applicable to the base advisory fee will be increased to make the Fund's pricing structure more competitive with comparable funds and enable IMCO to continue retaining leading money managers in this asset class to manage the Fund's assets.

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